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TREEHOUSE FOODS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

TreeHouse Foods Names Ann Sardini New Board Chair

OAK BROOK, Ill., March 22, 2021 – TreeHouse Foods, Inc. (NYSE: THS) today announced that its Board of Directors has elected Ann M. Sardini as Chair of the Board, effective as of the Annual Meeting of Stockholders in April 2021. Ms. Sardini has served as an independent TreeHouse Director since May 2008 and succeeds Gary D. Smith. Mr. Smith, who has served as Chairman of the Board since July 1, 2018, will remain on the Board.

“It has been a privilege to serve as the Chairman of TreeHouse’s Board as we have transformed the Company into the leading private label food company it is today,” said Mr. Smith. “Ann is a natural choice to assume the Chair position, as her extensive strategic, financial and governance expertise, along with her deep knowledge of the trends impacting our industry, will continue to be instrumental in guiding TreeHouse’s future success. I look forward to supporting Ann in her expanded role and to working alongside my fellow directors in continuing to deliver progress on our strategic objectives.”

“I am honored to assume this new role at such a pivotal point in time for TreeHouse,” said Ms. Sardini. “Over the last few years, TreeHouse has made great strides on its transformative growth journey under Steve Oakland’s leadership. I’m proud of our talented management team and the tremendous strength of our Board, which Gary has steadfastly guided throughout his tenure as Chairman. I look forward to continuing to work closely with the executive management team and my fellow directors, as we build on our momentum and further champion diversity of perspectives, skills and backgrounds throughout the organization in support of TreeHouse’s ongoing success and long-term value creation for stockholders.”

In addition to her experience on TreeHouse’s Board, including as the Chair of both the Compensation and Audit Committees, Ms. Sardini is an accomplished financial expert and transformation leader with extensive experience in branded and direct-to-consumer goods and services and media companies. Ms. Sardini currently leads a strategic consulting practice advising companies in the areas of growth, mergers and acquisitions, capital restructuring and other value-creating strategies. Her previous roles as a CFO and senior executive spanned multi-national companies and early-stage startups across the health and wellness, retail, and media sectors, including well-known companies such as Weight Watchers International, VitaminShoppe.com and Sesame Workshop (Children’s Television Workshop). Earlier in her career, Ms. Sardini held financial roles of increasing responsibility, including at Q2, a start-up division of direct-to-consumer retailer QVC, and the National Broadcasting Company (NBC). Ms. Sardini currently chairs the board of Ideal Protein, a privately held healthcare company, and previously served on the Board of Pier 1 Imports. In 2018, she was named to the WomenInc List of Most Influential Corporate Directors.

About TreeHouse Foods
TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic, and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse's most recent Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Forward-Looking Statements
This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy or effectively manage the growth from acquisitions; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

Additional Information
TreeHouse Foods, Inc. (“TreeHouse”) has filed a proxy statement, together with a proxy card, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). The proxy statement is publicly available, and it is anticipated that the proxy statement, together with the proxy card, will be mailed or otherwise disseminated to TreeHouse stockholders on or about March 26, 2021. TreeHouse stockholders are urged to read the proxy statement, together with the proxy card, and other relevant documents filed or to be filed with the SEC when available because they contain or will contain important information. Investors can get copies of the proxy statement and other documents (including the proxy card) filed with the SEC by TreeHouse for free at the SEC’s website, www.sec.gov. Copies of those documents will also be available free of charge through the “Investors” section of TreeHouse’s website, under Financials/SEC Filings, at www.treehousefoods.com.

Participants in the Solicitation
TreeHouse and its directors will be, and certain executive officers of TreeHouse may be deemed to be, participants in the solicitation of proxies from TreeHouse’s stockholders in connection with the 2021 Annual Meeting. Information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, is available in TreeHouse’s definitive proxy statement filed with the SEC on March 19, 2021 in connection with the 2021 Annual Meeting. The proxy statement may be obtained free of charge on the SEC’s website and on TreeHouse’s website as described above under “Additional Information.”

Investor Contact
PI Aquino
Investor Relations
708.483.1331

Media Contact
Bryan Locke, Liz Zale, Mike DeGraff
Sard Verbinnen & Co.
TreeHouse-SVC@sardverb.com